Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-51343) pertaining to the National Service Industries Retirement and 401(k) Plan of National Service Industries, Inc. of our report dated June 25, 2001, with respect to the financial statements of the National Service Industries Retirement and 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.

/s/ Ernst & Young LLP

Atlanta, Georgia
June 25, 2001